                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                          GTS DURATEK, INC.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
        ------------------------------------------------------------------------
     (3) Filing party:
        ------------------------------------------------------------------------
     (4) Date filed:
        ------------------------------------------------------------------------

                               GTS DURATEK, INC.
                               8955 GUILFORD ROAD
                                   SUITE 200
                            COLUMBIA, MARYLAND 21046

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1996

                            ------------------------

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders of GTS Duratek, Inc. (the "Company") will be held at the Sheraton International Hotel, 7032 Elm Road, Baltimore/Washington International Airport, Baltimore, Maryland 21240 on the 15th day of May, 1996 at 10:00 a.m., Eastern Standard Daylight Savings Time, for the following purposes:

    1. To elect seven Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

    2.  To approve amendments to the Company's Stock Option Plan.

    3. To approve the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 1996.

    4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of Common Stock and 8% Cumulative Convertible Redeemable Preferred Stock as of the close of business on March 15, 1996 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Diane R. Brown
                                          SECRETARY

Columbia, Maryland
April 15, 1996

    WHETHER  OR  NOT  YOU  EXPECT  TO  BE  PRESENT  AT  THE  ANNUAL  MEETING  OF
STOCKHOLDERS, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                               GTS DURATEK, INC.
                               8955 GUILFORD ROAD
                                   SUITE 200
                            COLUMBIA, MARYLAND 21046

                            ------------------------

                                                              Columbia, Maryland
                                                                  April 15, 1996

                                PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of GTS Duratek, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton International Hotel, 7032 Elm Road, Baltimore/Washington International Airport, Baltimore, Maryland 21240 on the 15th day of May, 1996 at 10:00 a.m. Eastern Standard Daylight Savings Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was April 15, 1996.

    Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

    The Proxies in the accompanying form will be voted in accordance with the specifications made thereon and where no specifications are given, such Proxies will be voted FOR the nominees for election as directors named herein, FOR the amendments to the Company's Stock Option Plan and FOR the approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting.

    The terms of the Company's 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), provide that the holders thereof, voting as a separate class, shall have the right to elect a majority of the Company's Board of Directors so long as The Carlyle Group and its affiliates ("Carlyle") own shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. The remaining directors shall be elected by the vote of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Convertible Preferred Stock, voting together as a single class. With respect to the election of the majority of the Board of Directors by the holders of the Convertible Preferred Stock, voting as a separate class, such directors shall be elected by a plurality of the votes cast by the holders of shares of Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. In the election of the remaining directors by the holders of the Common Stock and the Convertible Preferred Stock, voting together as a single class, such directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock and Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote will be required to approve the amendments to the Company's Stock Option Plan. On such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. On all other matters, including the approval of the appointment of the Company's independent auditors, a majority of the votes cast at the meeting, with a quorum present, is required to approve the matter. Accordingly, abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter.

    The solicitation of proxies generally will be by mail and by directors, officers, and regular employees of the Company. In some instances, solicitation may be made by telephone or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in forwarding such material.

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on March 15, 1996 consisted of 9,590,703 shares of Common Stock and 160,000 shares of Convertible Preferred Stock. For all matters, each share of Common Stock is entitled to one vote, except that in the election of directors, each share of Common Stock is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For all matters in which the holders of shares of Convertible Preferred Stock vote with the holders of the Common Stock as a single class, each share of Convertible Preferred Stock entitles the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of the shares of Common Stock into which such share of Convertible Preferred Stock is convertible. The current number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible is 33 1/3. Accordingly, the outstanding shares of Convertible Preferred Stock represent 5,333,333 votes in the aggregate when voting with the shares of Common Stock as a single class. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of voting stock, representing a majority of the number of votes entitled to be cast.

    Carlyle beneficially owns 150,692 shares of Convertible Preferred Stock outstanding and 2,040,616 shares of Common Stock outstanding, or an aggregate of 47.3% of the outstanding voting securities of the Company. National Patent Development Corporation, a Delaware corporation ("National Patent"), beneficially owns 2,947,972 shares of the outstanding Common Stock, representing 19.8% of the outstanding voting securities of the Company. Carlyle and National Patent have entered into a stockholders' agreement dated as of January 24, 1995 (the "Stockholders' Agreement") whereby each agreed that they would vote the shares of stock beneficially owned by them so that the Company's Board of Directors would be comprised of the Carlyle designees representing a majority of the designees to the Board of Directors, the Company's president and the remaining members designated by National Patent. ACCORDINGLY, IF CARLYLE AND NATIONAL PATENT VOTE THE SHARES BENEFICIALLY OWNED BY THEM IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS' AGREEMENT, NO ADDITIONAL VOTES WILL BE REQUIRED TO ELECT THE NOMINEES NAMED HEREIN TO THE COMPANY'S BOARD OF DIRECTORS. IN ADDITION, CARLYLE AND NATIONAL PATENT HAVE EACH ADVISED THE COMPANY THAT THEY CURRENTLY INTEND TO VOTE ALL THE SHARES BENEFICIALLY OWNED BY THEM FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN AND FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE AUDITORS OF THE COMPANY. CONSEQUENTLY, IF SUCH SHARES ARE SO VOTED, NO ADDITIONAL VOTES WILL BE REQUIRED TO APPROVE THESE MATTERS. See "Security Ownership of Certain Beneficial Owners and Management."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    On January 24, 1995, the Company issued for $16 million 160,000 shares of Convertible Preferred Stock, and an option (the "Company Option") to purchase up to an additional 1.25 million shares of newly issued Common Stock from the Company at any time prior to January 24, 1999 at $3.75 per share to investment partnerships sponsored and controlled by Carlyle. The Convertible Preferred Stock is convertible into Common Stock at a conversion price of $3 per share. In addition, as part of this financing transaction (the "Financing Transaction"), Carlyle acquired 1,666,667 shares of Common Stock of the Company owned by National Patent, the Company's largest stockholder, for $3 per share and had the option (the "NPD Option") to purchase up to an additional 500,000 shares of the Company's Common Stock from National Patent at any time prior to January 24, 1996 at an exercise price of $3.75 per share. Carlyle exercised the NPD Option in full on December 22, 1995. Prior to the Financing Transaction, National Patent owned 59.9% of the outstanding shares of Common Stock and was in control of the Company.

    Assuming the conversion of all of the Convertible Preferred Stock into Common Stock, Carlyle would own 47.3% of the Common Stock of the Company, excluding the effects of the exercise of the Company Option and all other outstanding warrants, convertible securities and employee stock options. Assuming the conversion of all of the Convertible Preferred Stock into Common Stock and assuming Carlyle's exercise in full of the portion of the Company Option that it owns (but not the exercise of outstanding warrants, convertible securities and employee stock options), Carlyle would own 52.2% of the Company's Common Stock.

    The terms of the Convertible Preferred Stock provide that the holders of a majority of the Convertible Preferred Stock have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. As part of the Financing Transaction and the sale of the Company's Common Stock from National Patent to Carlyle, the Company, Carlyle and National Patent entered into the Stockholders' Agreement whereby, among other things, National Patent agreed to vote the remaining shares of Common Stock that it owns in favor of the Carlyle designees to the Company's Board of Directors. As a result of the Financing Transaction, Carlyle has the ability, through its stock ownership, the terms of the Convertible Preferred Stock and the terms of the Stockholders' Agreement, to elect a majority of the Company's Board of Directors and effectively control the Company.

    The following table sets forth, at March 15, 1996, the amount and percentage of the Company's outstanding Common Stock and Convertible Preferred Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table, all directors and officers as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of the Company's Common Stock or Convertible Preferred Stock.

                                                                 COMMON STOCK                 CONVERTIBLE PREFERRED STOCK
                                                    --------------------------------------  --------------------------------
                                                         NUMBER OF       PERCENT OF CLASS     NUMBER OF    PERCENT OF CLASS
NAME                                                      SHARES            OUTSTANDING        SHARES         OUTSTANDING
- --------------------------------------------------  -------------------  -----------------  -------------  -----------------
Daniel A. D'Aniello...............................     3,217,894(1)              29.9%         150,692(1)          94.2%
William E. Conway, Jr.............................     3,217,894(1)              29.9%         150,692(1)          94.2%
Jerome I. Feldman.................................     2,998,972(2)(3)           31.1%           --               --
Martin M. Pollak..................................     3,006,742(2)(4)           31.2%           --               --
Robert E. Prince..................................        74,300(5)              *               --               --
Robert F. Shawver.................................        44,800(5)              *               --               --
Earle C. Williams.................................         1,500                 *               --               --
Steven J. Gilbert.................................       198,773(6)               2.1%           9,308(6)           5.8%
Directors and Executive Officers as a Group (11
 persons).........................................     6,631,709(7)              59.9%         160,000            100.0%


NAME AND ADDRESS OF OTHER 5%
HOLDERS OF COMMON STOCK OR
CONVERTIBLE PREFERRED STOCK
- --------------------------------------------------
The Carlyle Group.................................     3,217,894(8)              29.9%         150,692(9)          94.2%
 1001 Pennsylvania Avenue, NW
 Washington, DC 20004-2505
National Patent Development Corp..................     2,947,972(2)(10)          30.7%           --               --
 9 West 57th Street, Suite 4170
 New York, NY 10019
BNFL Inc..........................................     1,381,575(11)             12.6%           --               --
 9302 Lee Highway, Suite 950
 Fairfax, VA 22031
Soros Capital Offshore Partners LDC...............       198,773(12)              2.1%           9,308              5.8%
 c/o Coutts & Co. (Cayman) Limited
 West Bay Road, George Town
 Grand Cayman, Cayman Islands
 British West Indies

- ------------------------
 * The number of shares owned is less than one percent of the outstanding shares of Common Stock.

 (1) Messrs. D'Aniello and Conway are each Managing Directors of Carlyle and, as a result, may be deemed to beneficially own the shares of Common Stock and Convertible Preferred Stock beneficially owned by Carlyle. However, Messrs. D'Aniello and Conway disclaim beneficial ownership of such shares.

 (2) National Patent beneficially owns an aggregate of 2,947,972 outstanding shares of Common Stock of the Company. Based upon the capital stock of National Patent outstanding at March 15, 1996, Jerome I. Feldman and Martin
    M. Pollak, officers and directors of National Patent and directors of the Company, controlled in the aggregate approximately 9.9% of the voting power of all voting securities of National Patent. This percentage for Messrs. Feldman and Pollak would increase to approximately 45.0% if they exercised all the presently outstanding options to purchase shares of capital stock of National Patent held by them. Accordingly, Messrs. Feldman and Pollak, through the ownership of National Patent capital stock and through their positions as director and executive officers of National Patent, may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by National Patent. However, Messrs. Feldman and Pollak disclaim beneficial ownership of such shares.

 (3) Includes (i) 2,947,972 shares of Common Stock beneficially owned by National Patent, (ii) 40,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman and (iii) 11,000 shares of Common Stock held personally by Mr. Feldman. Mr. Feldman disclaims beneficial ownership of the shares of Common Stock owned by National Patent.

 (4) Includes (i) 2,947,972 shares of Common Stock beneficially owned by National Patent, (ii) 40,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Pollak and (iii) 18,770 shares of Common Stock held personally by Mr. Pollak. Mr. Pollak disclaims beneficial ownership of the shares of Common Stock owned by National Patent.

 (5) Includes options to purchase 71,000 and 44,500 shares of Common Stock for Messrs. Prince and Shawver, respectively, which are exercisable within 60 days.

 (6) Mr. Gilbert is the managing general partner of the majority owner of Soros Capital Offshore Partners LDC ("Soros Capital"), and, as a result, may be deemed to beneficially own the shares of Common Stock and Convertible Preferred Stock held by Soros Capital.

 (7) Includes 1,472,800 shares that may be issued upon the exercise of options and warrants outstanding and beneficially owned by the executive officers and directors as a group.

 (8) Represents (i) 2,040,616 shares of Common Stock purchased from National Patent in the Financing Transaction and upon the exercise of the NPD Option and (ii) 1,177,278 shares of Common Stock which may be acquired upon the exercise of a presently exercisable option held by Carlyle. Does not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 5,023,066 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, Carlyle would own 8,240,960 shares of Common Stock or 52.2% of the Common Stock. In all instances, the shares are owned by partnerships sponsored and controlled by Carlyle.

 (9) Represents shares of Convertible Preferred Stock acquired by Carlyle in the
    Financing  Transaction.  In   all  instances,  the   shares  are  owned   by
    partnerships sponsored and controlled by Carlyle.

(10) National Patent has granted to certain of its officers, directors and employees, options which are presently exercisable at an average price of $1.90 per share, to purchase 481,750 shares of the Company's Common Stock owned by it. If all of the options were exercised, National Patent would own 2,466,222 shares of Common Stock of the Company (25.7%).

(11) Represents shares of Common Stock issuable upon the conversion of the convertible debenture issued by the Company to BNFL Inc. on November 7, 1995 for $10 million.

(12)  Represents (i) 126,051  shares of Common  Stock held by  Soros Capital and
    (ii) 72,722 shares of Common Stock which may be acquired upon the exercise of a presently exercisable option held by Soros Capital. These securities and the shares of Convertible Preferred Stock were acquired from Carlyle.

                             ELECTION OF DIRECTORS

    Seven directors will be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. It is intended that the Proxies will be voted for the following nominees, but the holders of the Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, age, position with the Company, the year in which first elected a director of the Company, principal occupation and certain other information concerning each of the nominees.

    The terms of the Convertible Preferred Stock provide that the holders thereof, voting as a separate class, have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. Messrs. D'Aniello, Conway, Williams and Gilbert are the designees of the holders of the Convertible Preferred Stock to the Company's Board of Directors. The remaining directors shall be elected by the vote of the holders of the Common Stock and the Convertible Preferred Stock voting together as a single class. In addition, Carlyle and National Patent have entered into the Stockholders' Agreement whereby each agreed that they would vote the shares of stock beneficially owned by them so that the Company's Board of Directors would be comprised of the Carlyle designees representing a majority of the designees to the Board of Directors, the Company's president and the remaining members designated by National Patent. Accordingly, if Carlyle and National Patent vote the shares beneficially owned by them in accordance with the terms of the Stockholders Agreement, no additional votes will be required to elect the nominees named herein to the Company's Board of Directors.

Convertible Preferred Stock Designees

    DANIEL A. D'ANIELLO, 49, has been Chairman of the Board and a director of the Company since January 1995. He has been a Managing Director of Carlyle, a Washington, D.C. based private merchant bank, since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. He currently serves on the Board of Directors for Baker & Taylor, Inc., a wholesale distributor of books, and CB Commercial Real Estate Group, Inc., a commercial real estate firm. Mr. D'Aniello is a magna cum laude graduate of Syracuse University, where he was a member of Beta Gamma Sigma, and a graduate of the Harvard Business School, where he was a Teagle Foundation Fellow.

    WILLIAM E. CONWAY, JR., 46, has been a director of the Company since January 1995. He has been a Managing Director of Carlyle since 1987. Mr. Conway was Senior Vice President and Chief Financial Officer of MCI Communications, an international telecommunications company, from 1984 to 1987. He currently serves on the Board of Directors for BDM International, Inc., a professional and technical services firm, Tracor, Inc., a defense electronics and services firm, HighwayMaster Communications, Inc., a communication services company, and several privately held companies controlled by Carlyle. Mr. Conway received his Bachelor of Arts with a concentration in Economics and Russian at Dartmouth College and his Masters of Business Administration in Finance at the University of Chicago.

    EARLE C. WILLIAMS, 66, has been a director of the Company since January 1995. He has served on the Board of Directors of BDM International, Inc. since 1972 and was the President and Chief Executive Officer of that company from 1972 until 1992. Mr. Williams also serves on the Board of Directors of the following companies, Gamma-A Technologies, Inc., a start-up bio-technology company, Nortel Federal Systems, Inc., a provider of communication equipment and services to the federal government, and The Parsons Corporation, an international engineering firm.

    STEVEN J. GILBERT, 48, has been a director of the Company since January 1995. He has been Managing Director of Soros Capital, L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, since 1992. Mr. Gilbert is also the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment fund, and was Managing General Partner until 1988 of Chemical Venture Partners, which he founded in 1984. He is also a director of the Asian
Infrastructure Fund Ltd., an investment vehicle for investment in Asian infrastructure projects, NFO Research, Inc., a panel market research company; Peregrine Indonesia Fund Limited, an investment fund for Indonesian industrial companies, Terra Nova (Bermuda) Holdings Limited, a London market insurance and re-insurance company, Sydney Harbour Casino Holdings, Ltd., an operator of casinos, Digicon, Inc., an independent marine seismic company; and UroMed Corporation, a company which develops and markets products to treat urological and gynecological disorders.

Remaining Nominees

    JEROME I. FELDMAN, 67, has been a director since 1982 and served as Chairman of the Board of Directors of the Company from 1985 until January 1995. He is founder of, and since 1959 has been President and Chief Executive Officer and a director of National Patent, a holding company. He has been Chairman of the Executive Committee and a director of Interferon Sciences, Inc., a biopharmaceutical company engaged in the manufacture and sale of Alferon N Injection, since 1981; Chairman of the Executive Committee of General Physics Corporation, a provider of personnel training and technical support services to the domestic commercial nuclear power industry and the United States Department of Energy, since 1988, and a director of such company since 1987; Chief Executive Officer, Chairman of the Executive Committee and a director of SGLG, Inc., a holding company, since 1991; and a director and a consultant to American Drug Company, a generic drug distribution company, since January 1994. He has been a Director of Hamilton Financial Services, Inc., a financial services holding company, since 1983. Mr. Feldman is also a Trustee of the New England Colleges Fund and of Bard College.

    MARTIN M. POLLAK, 68, has been a director of the Company since 1982 and was Chairman of the Executive Committee from 1985 to 1995. He is founder of, and since 1959 has been Executive Vice President and Treasurer and a director of National Patent. He has been Chairman of the Board of Interferon Sciences, Inc. since 1981; Chairman of the Board of General Physics Corporation since 1988 and a director since 1987 and Chairman of the Board of SGLG, Inc. since 1991; and President and Chief Executive Officer and a director of American Drug Company since January 1994. Mr. Pollak has been Chairman of the Czech and Slovak United States Economic Council and a member of the Board of Trustees of the Worcester Foundation for Experimental Biology and a director of Brandon Systems Corporation, a personnel recruiting company, since 1986.

    ROBERT E. PRINCE, 48, has been President and Chief Executive Officer of the Company since 1990 and a director since 1991. He founded General Technical Services, Inc., the predecessor to the Company, in October 1984 and was President and Chief Executive Officer from 1987 to 1990. Mr. Prince, a graduate of the U.S. Naval Academy, served as an officer on nuclear submarines. He also has a Masters in Business Administration from the Wharton School of Finance of the University of Pennsylvania. Mr. Prince is a certified naval nuclear engineer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    During 1995 there were five meetings of the Board of Directors of the Company. Each director attended at least 75% of the combined total number of meetings of the Board and the Board committees of which he was a member. The
Board of Directors of the Company has an Executive Committee, Compensation Committee and Audit Committee.

    The Executive Committee, currently consisting of Daniel A. D'Aniello, Chairman, William E. Conway, Jr., and Robert E. Prince, meets on call and has authority to act on most matters during the intervals between Board meetings. The Executive Committee formally acted seven times in 1995.

    The Compensation Committee, currently consisting of William E. Conway, Jr., Chairman, and Daniel A. D'Aniello, establishes the compensation for the executive officers of the Company, generally reviews benefits and compensation for all of the Company's officers, and administers the Company's

Stock Option Plan. The Compensation Committee did not meet in 1995 but met in April 1996 regarding the compensation of the executive officers' compensation, including the 1995 bonuses for the Company's executive officers and the base salaries of such individuals for 1996.

    The Audit Committee, currently consisting of Earle C. Williams, Chairman, Jerome I. Feldman, and Steven J. Gilbert, reviews the internal controls of the Company and the objectivity of its financial reporting. It meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. This committee recommends to the Board of Directors the appointment of the independent certified public accountants, subject to the ratification by the stockholders at the Annual Meeting, to serve as auditors for the following year in examining the corporate accounts of the Company. The Audit Committee met once in 1995.

COMPENSATION OF DIRECTORS

    For 1995, Mr. Earle C. Williams received $10,000 for his service on the Board of Directors and on the Audit Committee and he will receive the same compensation for 1996. No other director received any compensation for his service on the Board of Directors or any committees thereof during 1995 nor will they receive any compensation for service on the Company's Board of Directors or its committees during 1996.

    Mr. Ogden Reid, who resigned as a member of the Board of Directors effective January 24, 1995 upon consummation of the Financing Transaction, received a fee of $60,000 pursuant to the terms of a consulting arrangement with the Company. Mr. Reid provided advisory services to the Company's senior management in the area of corporate and business development and advisory services in connection with the Financing Transaction.

                         EXECUTIVE OFFICER COMPENSATION

    The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the chief executive officer and the next most highly compensated executive officer of the Company. No other executive officer received salary and bonus during 1995 in excess of $100,000. No stock appreciation rights ("SARs") were granted during 1993 through 1995, nor have any SARs been granted at any time in prior years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                                          ----------------------------
                                                                           RESTRICTED     SECURITIES
                                            ANNUAL COMPENSATION (1)           STOCK       UNDERLYING       ALL OTHER
                                       ---------------------------------    AWARD(S)        OPTIONS      COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR     SALARY $     BONUS $       (2) ($)      GRANTED (#)       (3) ($)
- -------------------------------------  ---------  ---------  -----------  -------------  -------------  ---------------
Robert E. Prince                            1995    200,000      16,000        --             --               2,488
 President and Chief Executive              1994    175,000      --            --           340,000(4)         1,617
 Officer                                    1993    175,000      --               275         --               4,333
Robert F. Shawver                           1995    140,000       8,400        --             --               2,992
 Executive Vice President and               1994    110,000      --            --           127,000(4)         1,925
 Chief Financial Officer                    1993    110,000      --               275         --               3,541

- ------------------------
(1) No executive officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 1995 in the Summary Compensation Table.

(2) Includes stock bonuses of 100 shares valued at $275 in 1993. The 100 shares received by each of Messrs. Prince and Shawver during 1993 represent the only restricted stock awards received by them to date. The restricted shares are valued at $1,425 based on the value of the Company's Common Stock at the end of 1995.

(3) Consists of Company matching contributions to the Company's 401(k) Savings Plan.

(4) Represents options to purchase Common Stock that were granted to Messrs. Prince and Shawver on December 13, 1994. The options granted to each of Messrs. Prince and Shawver become exercisable in three equal annual installments commencing December 13, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

    No options were granted to the executive officers of the Company named in the Summary Compensation Table during 1995.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES TABLE

    The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 1995 for the executive officers whose compensation is reported in the Summary Compensation Table.

                          AGGREGATED OPTION EXERCISES
                     DURING 1995 AND YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED            IN THE MONEY
                             SHARES        VALUE             OPTIONS AT                   OPTIONS AT
                          ACQUIRED ON    REALIZED        DECEMBER 31, 1995           DECEMBER 31, 1995(1)
          NAME            EXERCISE (#)      ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- ------------------------  ------------   ---------   --------------------------   --------------------------
Robert E. Prince               35,000     218,580               76,000/349,000           $881,000/$3,751,750
Robert F. Shawver              37,500     247,500               44,500/135,000           $498,375/$1,451,250

- ------------------------
(1) Calculated based on the closing price of the Company's Common Stock ($14.25) as reported by Nasdaq National Market on December 29,1995. An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 1995, and all of the value shown reflects stock price appreciation since the granting of the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    In connection with the closing of the Financing Transaction, the Company entered into employment agreements with Messrs. Prince and Shawver. Under the terms of the employment agreement between the Company and Mr. Prince, he will hold the offices of President, Chief Executive Officer and will serve as a member of the Board of Directors. As compensation for his services, Mr. Prince will receive an initial base salary of $200,000 per annum. The employment agreement between the Company and Mr. Shawver provides that he will hold the offices of Executive Vice President and Chief Financial Officer and will receive an initial base salary of $140,000 per annum. Increases in the base salaries of Messrs. Prince and Shawver may be upwardly adjusted by the Compensation Committee in its discretion. The agreements with Messrs. Prince and Shawver provide that the Compensation Committee shall consider in good faith the amount of bonus which each may receive and the amount of such bonus shall be determined with reference to the performance of each executive and the performance and results of operations of the Company.

    The agreements may be terminated by the Company (i) upon the long-term disability of the employee, (ii) upon the employee's death, (iii) for cause or for good reason (each as defined in the agreements), or (iv) upon six months notice to the employee. Messrs. Prince or Shawver may terminate their employment agreements under certain circumstances upon six months notice. If the agreements are not terminated, they shall terminate upon the third anniversary from the date of the agreements, provided that if neither party has given a notice to the other not to extend the agreement, such employment agreements will be automatically extended, on a day-by-day basis, to a date which is six months after the date on which a notice not to extend is first given. Pursuant to these agreements, if employment is terminated prior to the third anniversary date of the agreement, under certain circumstances, the employee may receive his base salary at the rate then in effect and certain benefits for up to one year from the date of termination.

    Under the terms of these agreements, if the employee is terminated for good reason or without cause upon the discretion of the Company or the employee resigns with justification and such termination occurs within one year of a "change of control" of the Company, the Company shall pay to the employee all compensation, at the rate then in effect, through the date of such termination, the base salary of the employee, then in effect, for a period of one year from the date of termination and will maintain certain employee benefits for a period of one year from the date of termination. As defined in the employment agreements of Messrs. Prince and Shawver, a "change of control" occurs when Carlyle ceases to be owner of twenty percent (20%) of the Company's voting securities and the designees of Carlyle to the Company's Board of Directors shall cease to represent a majority of the Board of Directors.

    The employment agreements also contain certain non-competition provisions prohibiting the employees, for certain periods of time, from engaging in, or being employed by, businesses that derive revenues from vitrification or remediation of any form of waste or derive revenues from the remediation of any form of wastes that then accounts for at least ten percent (10%) of the revenues of the Company's technology group irrespective of the remediation technology being used.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing the compensation for the executive officers of the Company, reviewing benefits and compensation for all of the Company's officers and administering the Company's Stock Option Plan. The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interest of the key executives with those of stockholders. The Compensation Committee reviews the financial performance and increases to stockholder value annually and adjusts the compensation of key executives based on the improvements achieved.

    The executive compensation program is viewed in total considering all of the component parts, which include base salary, bonus and long-term incentive compensation in the form of restricted stock awards and stock options. In evaluating the performance and setting the incentive compensation of the executive officers, particularly Messrs. Prince and Shawver, the Compensation Committee considered, in the aggregate, the following factors: (i) the successful consummation of the Financing Transaction, the strategic alliance with BNFL Inc. and the acquisition of Bird Environmental Gulf Coast, Inc.; (ii) the progress made by the Company on its waste treatment projects including the Savannah River M-Area Project and the Company's DuraChem joint venture with Chem-Nuclear Systems, Inc.; and (iii) the Company's results of operations for 1995 including the 12% increase in revenues and the 465% increase in net income before preferred stock dividends. The Compensation Committee also took into consideration the significant stock price appreciation in the Company's Common Stock during 1995 as the price increased from $4 at the end of 1994 to close at $14.25 at the end of 1995. No specific weight was assigned to any particular factor.

    The Company has certain broad-based employee benefit plans in which all employees, including the named executive officers, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 1995, the Company also made a matching contribution for those participants to the Company's 401(k) Savings Plan.

    MR. PRINCE'S 1995 COMPENSATION. In connection with the closing of the Financing Transaction with Carlyle on January 24, 1995, the Company entered into an employment agreement with Mr. Prince. Accordingly, Mr. Prince's 1995 compensation was largely determined by the terms of that employment agreement. The terms of the Mr. Prince's employment agreement provide for a base salary of $200,000 per annum and a bonus determined in good faith by the Compensation Committee determined with reference to the performance of Mr. Prince and the performance and results of operations of the Company. The Compensation Committee is not required to rely on any particular performance goals in determining the bonus for Mr. Prince for 1995. The Compensation Committee's determination of Mr. Prince's bonus for 1995 was based on the factors cited above and reflect the overall responsibilities inherent in his position as President and Chief Executive Officer. The Compensation Committee elected not to grant any additional stock options or restricted stock to Mr. Prince in 1995 in light of the significant award of stock options granted to him at the end of 1994.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS AND EMPLOYEES. Similarly, Mr. Shawver's 1995 compensation was determined largely based on the employment agreement that the Company entered into with him at the time of the Financing Transaction. The Compensation Committee's determination of Mr. Shawver's bonus was also based on the factors cited above as well as his responsibilities as the Company's principal financial officer. The Compensation Committee elected not to grant any additional stock options or restricted stock to Mr. Shawver in 1995 in light of the significant award of stock options granted to him at the end of 1994.

    For the other executive officers and employees of the Company, the cash component of their 1995 compensation was maintained generally at the same levels as the prior year. The Compensation Committee continuously reviews the compensation policies of the Company to attract, retain and provide appropriate incentives for the highest quality professional personnel in order to maintain the Company's competitive position in the environmental technology and services industries, and thereby seek to provide for the long-term success of the Company and the interests of its stockholders.

    The Securities and Exchange Commission requires Compensation Committees of public companies, or other committees performing similar functions, to state their compensation policies with respect to the federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in the proxy statement of such companies. In light of the current level of compensation for the Company's named executive officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

                                          William E. Conway, Jr. (CHAIRMAN)
                                          Daniel A. D'Aniello

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, Messrs. Conway and D'Aniello served as members of the Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or a board committee member of the Company.

                               PERFORMANCE GRAPH

    As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the CRSP Index for the Nasdaq Stock Market (non-financial) and the Pollution Control Industry Group compiled by Research Data Group (which includes all companies with primary SIC codes 4950, 4953 and 4955 whose stock was publicly-traded for all of 1995). The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG GTS DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX AND PEER GROUP INDEX
                                                                                                   12/90       12/91      12/92
GTS DURATEK, INC.                                                                                       100        232        295
PEER GROUP                                                                                              100        103        102
NASDAQ NON-FINANCIAL                                                                                    100        161        176
                                                                                                    DOLLARS

                       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG GTS DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX AND PEER GROUP INDEX
                                                                                                  12/93      12/94      12/95
GTS DURATEK, INC.                                                                                     389        337      1,200
PEER GROUP                                                                                             77         73         85
NASDAQ NON-FINANCIAL                                                                                  203        195        268

                              CERTAIN TRANSACTIONS

    In December of 1993, the Company formed Vitritek Environmental, Inc. a Delaware corporation ("Vitritek"), in a joint venture with Vitritek Holdings LLC, a Delaware limited liability company ("Vitritek LLC"), in order to pursue the commercialization of vitrification technology for medical, hazardous and asbestos wastes worldwide. Each of the Company and Vitritek LLC own half of the capital stock of Vitritek. In connection with this transaction, the Company sold shares of its stock to Messrs. Jack J. Spitzer and Joseph H. Domberger, two principals of Vitritek LLC, who collectively owned in excess of five percent of the Company's Common Stock according to Schedule 13D's filed by each of them with the Securities and Exchange Commission. Following the sale of the shares, Mr. Wayne Senecal, a designee of Messrs. Spitzer and Domberger, joined the Company's Board of Directors until he resigned upon the consummation of the Financing Transaction in January 1995. Mr. Senecal holds a management position with Vitritek LLC. During 1995, Messrs. Spitzer and Domberger reduced their ownership of the Company's Common Stock and no longer own as a "group" five percent or more of the Company's outstanding Common Stock.

    On November 7, 1995, the Company and BNFL Inc. ("BNFL") entered into a strategic alliance to jointly pursue up to five major United States Department of Energy ("DOE") waste treatment projects. The terms of the strategic alliance provide that BNFL pays to the Company a fee of $1.0 million each time the two companies agree to exclusively pursue a waste treatment project together. Upon execution of the strategic alliance agreement, the Company received the $1.0 million fee for its agreement to pursue the DOE's Hanford, Washington project exclusively with BNFL. The Company and BNFL have also recently agreed to exclusively team on the DOE's advance mixed waste treatment project in Idaho. As part of the strategic alliance, BNFL invested $10.0 million in the Company in the form of a convertible debenture. The debenture accrues non-cash interest during the first five years at the one-year London Interbank Offered Rate (LIBOR) and is convertible at the option of BNFL into 1,381,575 shares of the Company's Common Stock prior to November 7, 2000. If the debenture is not converted or extended, the Company must repay principal and interest in installments over the five-year period beginning on November 8, 2000. BNFL also agreed to provide the Company with research and development funding of at least $500,000 per year over the next five years. The two parties will mutually agree on how the Company will retain the rights to the vitrification processes that it develops through this funding. The Company has agreed as part of the strategic alliance to sublicense its radioactive waste vitrification technologies to BNFL for use only in the United Kingdom. See "Security Ownership of Certain Beneficial Owners and Management."

    During 1995, Carlyle received a fee of $100,000 for financial advisory services performed by it on behalf of the Company in connection with the Company's formation of the strategic alliance with BNFL. Carlyle is a principal stockholder of the Company and four of its designees comprise a majority of the Company's Board of Directors.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Mr. C. Paul Deltete, the Company's Senior Vice President, Environmental Operations and Support received an award of options in January 1996 under the Company's Stock Option Plan pursuant to the commencement of his employment with the Company. The Company's Board of Directors has approved and recommended to stockholders for ratification an amendment to the Company's Stock Option Plan to, among other things, increase the maximum number of shares of Common Stock that may be purchased pursuant to options granted under the Stock Option Plan. The grant of options to Mr. Deltete is contingent upon stockholder approval of the amendments to the Stock Option Plan.

           APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN

    The Board of Directors of the Company proposes that the stockholders approve amendments to the Amended and Restated GTS Duratek, Inc. Stock Option Plan (the "Plan") in order to (i) increase the maximum number of shares of Common Stock which may be purchased pursuant to awards granted under the Plan; (ii) improve the flexibility of the Plan by enabling the Company to award stock appreciation rights, in addition to options, to participants of the Plan; (iii) give the Committee responsible for administration of the Plan (described below) more discretion in determining the terms and conditions of awards and (iv) make certain other clarifying changes described below. The proposed amendments would apply to awards granted under the Plan on or after January 1, 1996.

    The following is a fair and complete summary of the terms of the Plan as proposed to be amended and the material differences between the current Plan and the Plan as proposed to be amended. The summary of the Plan as proposed to be amended and the material differences from the current Plan is qualified in its entirety by reference to the full text of the Plan, as proposed to be amended, which is attached to this Proxy Statement as Annex A.

    GENERAL; MAXIMUM NUMBER OF SHARES; SOURCE OF SHARES. The Plan was established in 1984 to aid the Company in attracting, retaining and motivating key employees and consultants to the Company. The Plan affords such employees and consultants the opportunity to purchase Common Stock through the exercise of stock options. The Plan was originally approved by the stockholders in 1984 and authorized the purchase of 1,000,000 shares of Common Stock pursuant to options granted under the Plan and was amended in 1995 to increase the maximum number of shares of Common Stock issuable upon the exercise of such options to 1,800,000. The Plan as proposed to be amended would increase the maximum number of shares that may be purchased pursuant to options issued under the Plan to 2,800,000. The Plan as proposed to be amended would also limit the maximum amount of awards to a single participant under the Plan during its term to an aggregate of 700,000 shares of Common Stock in order to comply with the performance-based compensation exception to the limitation on Company deductions for executive compensation imposed by Section 162(m) of the Internal Revenue Code (the "Code") and the related regulations.

    Common Stock purchased under the Plan will be authorized but unissued shares or treasury shares which may be shares reacquired by the Company. Shares subject to the unexercised portion of options which terminate or expire may again be subjected to an award under the Plan which is not an incentive stock option. In the event of any subdivision or combination of outstanding shares of Common
Stock by reclassification of otherwise, or in the event of a stock dividend, capital reorganization, reclassification of shares, consolidation or merger, the Board of Directors will make appropriate adjustment in the aggregate number of shares subject to grants under the Plan and the Committee responsible for administration of the Plan (described below) will make appropriate adjustments in the aggregate number of shares, the exercise price, or both, with respect to outstanding awards made under the Plan.

    ADMINISTRATION; ELIGIBILITY. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of not less than two directors who are disinterested persons for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee has the full authority to interpret the Plan, establish and amend the rules and regulations relating to the Plan and to make all other determinations and take all other actions necessary or advisable for its administration.

    From time to time, the Committee, in its sole discretion, selects the key employees of the Company who shall be granted awards under the Plan. For purposes of the Plan, eligible employees include employees who are directors and officers of the Company and consultants of the Company. Prior to the proposed amendments to the Plan, non-employee directors were eligible to participate in the Plan. As of January 1, 1996, approximately 53 individuals, including all executive officers, and 14 consultants, were eligible to participate in the Plan.

    The Committee, at any time and from time to time, may grant stock options and, as the Plan is proposed to be amended, stock appreciation rights under the Plan. Such awards may be granted individually or in tandem with other awards under the Plan. Options and stock appreciation rights may be granted under the Plan at such times, for such number of shares, and subject to such conditions as the Committee shall from time to time determine.

    AGREEMENTS. All awards granted pursuant to the Plan shall be evidenced by such agreements and/or such other documentation as the Committee may, from time to time approve. The Plan as proposed to be amended expressly permits the Committee to modify and amend any such agreements from time to time. In the case of an award not immediately exercisable in full or which is subject to any restriction or condition, the Plan, as proposed to be amended, provides the Committee with the authority, in its discretion, to accelerate the time at which the award may be exercised or waive, in whole or in part, any such restriction or condition with respect to such award.

    The Committee may require that an employee receiving an award under the Plan agree as a condition of acquiring shares of Common Stock or payments under the Plan that he remain in the employ or service of the Company for a period not to exceed one year. The one-year period may, at the discretion of the Committee, be measured from the grant date, the exercise date or both. If the service period is measured from the exercise date, the participant is required to deposit shares issued pursuant to the award with an escrow agent during the service period. If the participant terminates service during the required service period, the escrow agent is required to deliver the shares to the Company upon the Company's tender of the option exercise price paid by the participant.

    OPTIONS. The Plan as proposed to be amended will provide for the award of options which may, in the discretion of the Committee, be incentive stock options intended to qualify under Section 422 of the Code or non-qualified stock options which are not intended to so qualify. Options intended to qualify as incentive stock options shall be subject to such limitations as may be necessary to comply with Section 422 of the Code.

    The option price per share of each option granted pursuant to the Plan shall be determined by the Committee in its sole discretion and shall be specified in the stock option agreement relating to such option; provided, however, that if there is a public market for the Common Stock on the date such option is granted, the option price shall not be less than 85% of the market value of the Common Stock on the date the option is granted. The Plan as proposed to be amended defines market value as the closing sale price of Common Stock on the exchange, if any, where the stock is traded, or if the stock is not traded on an exchange, the average between the closing bid and asked price, on the day preceding the grant.

    The period during which any option may be exercised may not exceed ten years from the date such option is granted, and the Committee may provide that any stock option may be exercised at such time or times as the Committee may, in its discretion, determine. An option is exercised by written notice of such exercise to either the Secretary or the Treasurer of the Company at its principal office. The notice shall specify the number of shares for which the option is being exercised (in no event less than 25 shares at any one time).

    The Plan currently provides that the notice of exercise must be accompanied by payment in full of the purchase price for the shares of Common Stock and that the purchase price and any taxes due on exercise must be paid (i) in cash or by check, (ii) in the discretion of the Committee, through the delivery of shares of Common Stock with a value equal to the exercise price, (iii) by a combination of cash and the delivery of shares of Common Stock or (iv) by or through such other means, acceptable to the Committee, as may be provided by an independent third party to facilitate exercise or payment. Payment of the purchase price for the shares of Common Stock under the Plan as proposed to be amended would not be required to accompany the notice of exercise, and, in addition to the payment mechanics currently allowed by the Plan, payment under the Plan as proposed to be amended could be made by withholding shares of Common Stock of the Company with a value equal to the total option price or by such other means as approved by the Committee. Under the proposed amendment, there would no longer exist the requirement that the other means of payment must be provided by an independent third party and if the amendment to the Plan is approved, the Company could facilitate the exercise or payment of the purchase price. The Shares delivered in payment of the option exercise price or required withholding taxes may, in the discretion of the Committee, be previously acquired shares or shares acquired upon exercise of the option.

    The proposed amendment to the Plan would also add a replenishment feature to the Plan which would provide that the terms of an option may provide, or be amended by the Committee to provide, for the award of a new option when the exercise price of a prior option has been paid by delivery or withholding of shares of Common Stock, provided that such replenishment feature is limited to the extent required by Rule 16b-3 under the 1934 Act with respect to any particular grant in the case of an optionee who is or becomes subject to Section 16 of the 1934 Act. Any new option grant, which would automatically occur without any further corporate action, would cover no more than the number of shares tendered on exercise of the prior option with the exercise price set at the fair market value of shares on the date of the tender.

    STOCK APPRECIATION RIGHTS. The proposed amendments to the Plan would enable the Committee to award stock appreciation rights, which provide the recipient the right to receive a payment (in cash, Common Stock or a combination of both) equal to the difference between the fair market value of a specific number of shares of Common Stock on the date of the award and the fair market value of such shares on the date of exercise. Stock appreciation rights may, in the discretion of the Committee, be granted separately or in tandem with options under the Plan.

    EXERCISE AND CANCELLATION OF OPTIONS UPON TERMINATION OF EMPLOYMENT. Under the current Plan, if an optionee voluntarily or involuntarily leaves the employ of the Company, unless authorized by the Committee, his options terminate immediately, except that the optionee has until the end of the 90th day following the cessation of employment to exercise any unexercised option which he could have exercised on the day on which he left the employ of the Company provided (i) such exercise is accomplished within the term of such option and
(ii) such optionee complied with any employment restrictions contained in the stock option agreement in order to exercise any unexercised option. In the event the termination of employment is due to retirement on or after the age of 65, disability or death, options which could have been exercised at the time of such retirement, disability or death may be exercised for a period of six months after such retirement, disability or death. The current Plan further provides that the Committee, in its discretion, shall determine the other circumstances that constitute a termination of employment of an optionee under the Plan. The proposed amendment would eliminate all of these provisions from the Plan with the intention that the Committee could include these provisions or other provisions, in its discretion, in the agreements evidencing awards, thus giving the Committee greater flexibility on this issue. The terms and conditions specified by the Committee may be uniform or they may vary from agreement to agreement, as the Committee deems appropriate.

    NON-ASSIGNABILITY. Awards granted under the Plan are not transferable, other than by will or by the laws of descent and distribution, and then only to the extent permitted by the stock option agreement. The proposed amendment to the Plan would give the Committee the authority, in its discretion, to provide in any stock option agreement (or any amendment of any such agreement) that an award may be transferred to one or more members of a grantee's immediate family or to a trust or partnership primarily for the benefit of such persons, provided that there is no consideration paid for such transfer.

    GENERAL RESTRICTIONS. The exercise of each award granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.

    To the extent required to ensure continued compliance with the provisions of Rule 16b-3 of the 1934 Act, the Plan prohibits persons subject to Section 16 of the 1934 Act from selling, transferring or otherwise disposing of shares of Common Stock issued pursuant to an award granted under the Plan for a period of six months from the date of grant of such award.

    AMENDMENT AND DISCONTINUANCE. The Board of Directors at any time may terminate the Plan, or make such changes in, or additions to the Plan as it deems advisable, in its discretion, provided, however, that, to the extent required under Rule 16b-3 of the 1934 Act with respect to persons subject to
Section 16 of the 1934 Act and, with respect to options which are intended to be incentive stock options, to the extent required by the Code, no action of the Board of Directors which materially modifies the Plan shall become effective without the approval of the stockholders of the Company unless, as the Plan is proposed to be amended, the Board of Directors specifically determines otherwise. No termination or amendment of the Plan will materially affect the rights of the holders of existing awards without their consent.

    DURATION. The current Plan provides that options may be granted under the Plan until February 1, 2004. The Plan as proposed to be amended would provide that unless the Plan is terminated earlier, no awards may be granted under the Plan after February 21, 2006 which is the tenth anniversary of the date the Board of Directors approved the proposed amendment of the Plan (subject to stockholder approval).

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the current federal income tax treatment of the incentive stock options and non-qualified stock options to be granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.

    INCENTIVE STOCK  OPTIONS.    Incentive  stock options  under  the  Plan  are
intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock generally will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

    If the option holder fails to comply with the employment or holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon the sale or exchange of the stock over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

    NON-QUALIFIED STOCK OPTIONS. No tax consequences result from the grant of the option. An option holder who exercises a non-qualified stock option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date exercised, and when the shares are disposed of, capital gain or loss, either long-term or short-term, will be recognized depending on the holding period of the shares.

AWARDS UNDER THE PLAN

    Because awards granted under the Plan are subject to the discretion of the Committee, the benefits or amounts that will be received by participants under the Plan as proposed to be amended are not currently determinable. No options were granted to any of the executive officers of the Company in 1995. See "Compensation Committee Report on Executive Compensation." However, grants of stock options in 1996 are subject to stockholder approval of the amendments to the Plan. The options granted in 1996 to date are set forth in the table below:

                                                     STOCK OPTIONS   EXERCISE
NAME                                                GRANTED IN 1996    PRICE
- --------------------------------------------------  ---------------  ---------
C. Paul Deltete...................................        65,000     $   12.75
 Senior Vice President, Environmental Operations
 and Support
All Current Executive Officers as a Group (5
 persons).........................................        --            --
Non-Executive Officer Employee Group..............        12,000     $   13.75
Non Executive Officer Director Group..............        --            --

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

    The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote will be required to approve the amendments to the Plan. On this matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

           APPROVAL OF SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP to audit the accounts of the Company for the year ending December 31, 1996. KPMG Peat Marwick LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. KPMG Peat Marwick LLP has audited the accounts of the Company since 1987. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of KPMG Peat Marwick LLP with the Company's financial and other affairs acquired during its previous service as auditors for the Company.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Mr. Robert Prince, President, Chief Executive Officer and a director of the Company, sold 20,000 shares and 10,000 shares of the Company's Common Stock in June and October of 1995, respectively. Through inadvertence, neither of these events was reported on a Form 4 but they were reported on a Form 5 for 1995 that was filed on February 14, 1996. Mr. Robert Shawver, Executive Vice President and Chief Financial Officer of the Company, sold 25,000 shares of the Company's Common Stock in June 1995. Through inadvertence, this event was not reported on a Form 4 but was reported on a Form 5 for 1995 that was filed on February 14, 1996.

    In connection with the consummation of the Financing Transaction, Messrs. D'Aniello, Conway, Williams and Gilbert were elected to the Board of Directors of the Company as the designees of Carlyle. Each of these individuals inadvertently failed to file a Form 3 upon his election to the Company's Board of Directors. Messrs. D'Aniello and Conway subsequently filed a Form 5 on April 12, 1996, Mr. Williams filed a Form 3 on June 7, 1995 and Mr. Gilbert filed a Form 3 on March 20, 1996.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1997 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and proxy relating to that meeting no later than December 20, 1996 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no other matters to be presented for action at the meeting other than that mentioned above. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

                                    ANNEX A
                               STOCK OPTION PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996
                                       OF
                               GTS DURATEK, INC.

    The purpose of this Stock Option Plan, as amended and restated effective January 1, 1996 (the "Plan"), is to aid GTS Duratek, Inc. (the "Corporation") in attracting, retaining and motivating key employees and consultants. The Plan affords such employees and consultants the opportunity to purchase common stock, par value $.01 per share, of the Corporation (the "Common Stock") through the award of stock options and the opportunity to participate in the appreciation of Common Stock through the award of stock appreciation rights.

    1. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of not less than two directors of the Corporation who shall be appointed by, and serve at the pleasure of, the Board of Directors. The members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor provisions. Subject to the provisions of the Plan, the Committee shall have full authority to interpret the Plan, to establish and amend the rules and regulations relating to it, and to make all other determinations and take all other actions necessary or advisable for its administration.

    2. MAXIMUM NUMBER OF SHARES; SOURCE OF SHARES. Subject to the provisions of Section 7 hereof, the maximum number of shares of Common Stock which may be issued pursuant to awards granted under the Plan shall be 2,800,000. No individual shall be eligible to receive awards under the Plan for more than an aggregate of 700,000 shares of Common Stock over the term of the Plan. Such shares may be authorized and unissued shares, or issued shares held in the Treasury of the Corporation, including issued shares reacquired by the Corporation.

    If and to the extent that any award granted under the Plan shall be paid in cash, shall terminate or expire without having been exercised in full or in part or any shares shall be delivered or withheld in connection with the exercise of any award, the shares subject to the portion of the award paid in cash, the shares of Common Stock allocable to the unexercised portion of such award and the shares so delivered or withheld may again be subjected to an award under the Plan which is not an incentive stock option.

    3.  ELIGIBILITY; GRANTS OF AWARDS; AGREEMENTS.

        (a) ELIGIBILITY AND GRANTS. From time to time the Committee shall, in its sole discretion, select the key employees of the Corporation who shall be granted awards under the Plan. The term "employee," when used herein shall include, without limitation, employees who are directors or officers and consultants who may not be employees. The Committee, at any time and from time to time, may grant stock options and stock appreciation rights under the Plan. Such awards may be granted individually or in tandem with other awards. Options and stock appreciation rights shall be granted under the Plan at such times, for such number of shares, and subject to such conditions as the Committee shall from time to time determine.

        (b)  AGREEMENTS.

           (1) All awards granted pursuant to the Plan shall be evidenced by such agreements and/ or such other documentation ("Agreement") as the Committee may, from time to time, approve. Such Agreements need not be uniform and the Committee may, from time to time, modify and amend any such Agreement.

           (2) The Committee may, in its sole discretion, require that any employee receiving an award hereunder shall, upon the granting of the award, agree that as a condition to his acquiring any shares or other payments thereunder he will remain in the employ of the

       Corporation and render to the Corporation his services for a period not to exceed one year. Such agreement may require that the period of required services be measured from the date of grant of the award, from the date such award is exercised, or may require services during periods, each not to exceed one year, measured from both the date of grant and the date of exercise.

           (3) In any case in which required services are to be rendered after the date of exercise of any award granted hereunder, the grantee shall agree to the deposit of shares issued pursuant to the award with an escrow agent acceptable to the Corporation for the period during which he is required, pursuant to this Plan, to render additional services. The grantee shall have all the rights of a stockholder with respect to such shares from the time they are issued, except that he shall not be entitled to transfer or assign such shares. The escrow agreement shall require the payment to the Corporation of such amount as the Corporation shall determine is required to be deposited, or otherwise paid over, to satisfy any withholding liability which may be imposed upon the Corporation.

           (4) In the event that a grantee fails to satisfy any required period of service which he has agreed to perform, the Corporation shall have the right to reacquire the shares deposited in escrow, pursuant to subparagraph 3 of this Section 3(b), by notifying the escrow agent of such intention and tendering, in cash or certified check, an amount equal to: (i) the number of shares the Corporation desires to reacquire multiplied by (ii) the option price per share or other amount specified in the Agreement. Such payment is to be made within ten (10) days of the delivery of the notice described herein.

           (5) In the case of an award not immediately exercisable in full or which is subject to any restriction or condition, the Committee may in its discretion accelerate the time at which the award may be exercised or waive, in whole or in part, any such restriction or condition with respect to such award.

    4.  OPTIONS.

        (a) TYPE OF OPTION. Options granted under the Plan may, in the discretion of the Committee, be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options which are not intended to so qualify.

        (b) OPTION PRICE. The option price per share of each option granted pursuant to the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Agreement relating to such option; provided, however, that if there is a public market for the Common Stock on the date such option is granted, the option price shall not be less than 85% of the Market Value of the Common Stock on the date the option is granted, and provided, further, that in no event shall the option price per share be less than par value thereof. "Market Value" when used in reference to Common Stock shall mean the closing sale price (as determined by the Committee) of such Common Stock on the exchange if any, where the Common Stock is traded, or if the Common Stock is not then traded on an exchange, the average between the closing bid and asked prices on the day preceding the grant.

        (c) OPTION PERIOD. The period during which an option may be exercised shall not exceed ten (10) years from the date such option is granted and, subject to the foregoing, the Committee may provide that any stock option may be exercised at such time or times as the Committee may, in its discretion, determine.

        (d) PAYMENT FOR STOCK. An option shall be exercised by written notice of such exercise to either the Secretary or the Treasurer of the Corporation at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number shall be not less than 25 shares at any one time). The holder of an option hereunder shall have none of the rights of a stockholder with respect to such shares until the purchase price for the option is paid and certificates are in fact issued to the option holder or to an escrow agent on such option holder's behalf. Payment of the purchase price and any taxes or other amounts which the Corporation may be required to withhold may be made either
    (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, (ii) in the discretion of the Committee, through the delivery or withholding of shares of Common Stock of the Corporation with a value equal to the total option price, (iii) by a combination of the methods described in (i) and (ii), or by (iv) through such other means approved by the Committee. Shares of Common Stock delivered or withheld in payment of the option exercise price or any withholding taxes may, in the discretion of the Committee, be previously acquired shares or shares acquired upon exercise of the option.

        (e) INCENTIVE STOCK OPTIONS. Options intended to qualify as incentive stock options shall be subject to such limitations as may be necessary to comply with Section 422 of the Code.

        (f) REPLENISHMENT OF OPTIONS. The terms of an option may provide, or be amended by the Committee to provide, for the award of a new option when the exercise price has been paid by delivery or withholding of shares of Common Stock, provided that such replenishment feature shall be limited to any extent required by rules, regulations, or interpretations under Rule 16b-3 or its successor under the 1934 Act with respect to any particular grant in the case of an optionee who is or becomes subject to Section 16 of the 1934 Act. Any new option grant, which would automatically occur without any further corporate action, hereunder, would cover no more than the number of shares tendered with the exercise price set at the then fair market value of such shares.

    5. STOCK APPRECIATION RIGHTS. A stock appreciation right shall be a right to receive from the Corporation, upon exercise thereof without payment to the Corporation, an amount up to the difference between the Market Value on the date of exercise of a number of shares of Common Stock for which the stock appreciation right is exercised, less the exercise price of such stock appreciation right. The amount payable by the Corporation upon exercise of a stock appreciation right may be paid in cash, in shares of Common Stock or in any combination of cash and shares. No fractional shares may be issued in connection with any stock appreciation right.

    6. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein or in the awards shall be construed to confer on any employee any right to be continued in the employ of the Corporation or derogate from any right of the Corporation to retire, request the resignation of, or discharge such employee, or to lay off or require a leave of absence of such employee (with or without pay), at any time, with or without cause.

    7.  ADJUSTMENT IN  NUMBER, PRICE AND KIND  OF SHARES.  In  the event of  any subdivision or combination of the outstanding shares of Common Stock, by reclassification or otherwise, or in the event of the payment of a stock dividend, a capital reorganization, a reclassification of shares, a consolidation, or merger, the Board of Directors shall make appropriate adjustments in the aggregate number of shares for which awards may be made under this Plan. The Committee shall determine the appropriate adjustment of the kind and number of shares subject to each outstanding award, or the exercise price, or both, in the event of any of the aforementioned changes in the outstanding Common Stock provided, however, that no adjustment of the option price shall permit a reduction in the option price per share to less than the par value thereof.

    8. NON-ASSIGNABILITY. No award granted under the Plan shall be transferable, other than by will or by the laws of descent and distribution, and then only to the extent permitted by the Agreement. During a grantee's lifetime, awards shall be exercisable only by the grantee (or in the event of his disability, by his legal representative and only to the extent permitted by the Agreement). Except to the extent otherwise provided by law, no benefits under the Plan shall be subject to any legal process to levy upon, or attach, for payment of any claim against any participant or beneficiary. Notwithstanding the foregoing limitations, the Committee may, in its discretion, expressly provide in any Agreement (or in any amendment of any Agreement) that an award may be transferred to one or more members of a grantee's immediate family or to a trust or partnership primarily for the benefit of such persons, provided there is no consideration paid for such transfer.

    9. GENERAL RESTRICTIONS. The exercise of each award granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing registration, qualification, consent, or approval shall have been effected or obtained, free of any conditions not acceptable to the Corporation.

    With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. Accordingly, to the extent required by Rule 16b-3, such persons may not sell, transfer or otherwise dispose of shares of Common Stock issued pursuant to an award granted under this Plan for a period of six (6) months from the date of grant of such award.

    10. AMENDMENT AND DISCONTINUANCE. The Board of Directors at any time may terminate the Plan, or make such changes in, or additions to the Plan as the Board of Directors, in its discretion, deems advisable, provided however, that to the extent required under Rule 16b-3 of the 1934 Act with respect to persons subject to Section 16 of the 1934 Act, and, with respect to options which are intended to be incentive stock options, to the extent required by the Code, no action of the Board of Directors which materially modifies the Plan shall become effective without the approval of the stockholders of the Corporation unless the Board of Directors specifically determines otherwise. No termination or amendment of the Plan may, without the consent of the holders of existing awards, materially affect their rights under such awards.

    11. DURATION. Unless the Plan is sooner terminated, awards may be granted hereunder for a period of ten years from the date of approval of the Plan by the Board of Directors of the Corporation. (February 21, 2006.)

    12. EFFECT OF 1996 AMENDMENTS TO THE PLAN. The amendments adopted by the Board of Directors on February 22, 1996, shall be subject to approval by the stockholders at the 1996 Annual Meeting of the Stockholders and shall apply only to awards granted under the Plan on or after January 1, 1996.

                               GTS DURATEK, INC.
                         8955 GUILFORD ROAD, SUITE 200
                            COLUMBIA, MARYLAND 21046

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         PROXY FOR COMMON STOCKHOLDERS

    Revoking  any such prior appointment, the undersigned hereby appoints Daniel
A. D'Aniello and Robert E. Prince and each of them, attorneys and agents, with power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of GTS Duratek, Inc., to be held at the Sheraton International Hotel, 7032 Elm Road, Baltimore/Washington International Airport, Baltimore, Maryland 21240 on Wednesday, May 15, 1996 at 10:00 a.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

1.   ELECTION of    / / FOR all   / / WITHHOLD AUTHORITY  / / WITHHOLD AUTHORITY
     the following      Nominees      TO VOTE FOR ALL         TO VOTE FOR THE
     Nominees as                      NOMINEES                FOLLOWING NOMINEES
     Directors:

           Jerome I. Feldman, Martin M. Pollak and Robert E. Prince

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE
          BOX ON THE RIGHT AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

     The following are the Convertible Preferred Stock Designees (not to be voted on by the Common Stockholders):

        Daniel A. D'Aniello, William E. Conway, Jr., Earle C. Williams
                            and Steven J. Gilbert.

2.   Approval of the amendments to the Company's Stock Option Plan.
            / /  FOR                / /  AGAINST              / /  ABSTAIN

3. Appointment of KPMG Peat Marwick LLP as auditors of the Company for the year ending December 31, 1996.
            / /  FOR                / /  AGAINST              / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR THE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN AND FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS, AND ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

    The undersigned hereby acknowledges receipt of a copy of the Company's 1995 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

                                             ___________________________________
                                                         (Signature)
                                             ___________________________________
                                                         (Signature)
                                             Date ______________________________

                                             Please  mark, date and sign as your
                                             name appears  above and  return  in
                                             the enclosed envelope. If acting as
                                             executor,  administrator,  trustee,
                                             guardian,  etc.,   you  should   so
                                             indicate   when  signing.   If  the
                                             signer  is  a  corporation,  please
                                             sign  the full corporate name, by a
                                             duly authorized officer. If  shares
                                             are  held jointly  each shareholder
                                             named should sign.

                               GTS DURATEK, INC.
                         8955 GUILFORD ROAD, SUITE 200
                            COLUMBIA, MARYLAND 21046

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 PROXY FOR CONVERTIBLE PREFERRED STOCKHOLDERS

    Revoking  any such prior appointment, the undersigned hereby appoints Daniel
A. D'Aniello and Robert E. Prince and each of them, attorneys and agents, with power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of GTS Duratek, Inc., to be held at the Sheraton International Hotel, 7032 Elm Road, Baltimore/Washington International Airport, Baltimore, Maryland 21240 on Wednesday, May 15, 1996 at 10:00 a.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

1.   ELECTION of    / / FOR all   / / WITHHOLD AUTHORITY  / / WITHHOLD AUTHORITY
     the following      Nominees      TO VOTE FOR ALL         TO VOTE FOR THE
     Convertible                      NOMINEES                FOLLOWING NOMINEES
     Preferred Stock
     Designees

     Daniel A. D'Aniello, William E. Conway, Jr., Earle C. Williams and Steven J. Gilbert.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE
          BOX ON THE RIGHT AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.)



2.   Approval of the amendments to the Company's Stock Option Plan.
            / /  FOR                / /  AGAINST              / /  ABSTAIN

3. Appointment of KPMG Peat Marwick LLP as auditors of the Company for the year ending December 31, 1996.
            / /  FOR                / /  AGAINST              / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR THE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN AND FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS, AND ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

    The undersigned hereby acknowledges receipt of a copy of the Company's 1995 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

                                             ___________________________________
                                                         (Signature)
                                             ___________________________________
                                                         (Signature)
                                             Date ______________________________

                                             Please  mark, date and sign as your
                                             name appears  above and  return  in
                                             the enclosed envelope. If acting as
                                             executor,  administrator,  trustee,
                                             guardian,  etc.,   you  should   so
                                             indicate   when  signing.   If  the
                                             signer  is  a  corporation,  please
                                             sign  the full corporate name, by a
                                             duly authorized officer. If  shares
                                             are  held jointly  each shareholder
                                             named should sign.